                                                                EXHIBIT 10.10(9)


                                 AMENDMENT NO. 9

                                     TO THE

                       UPS QUALIFIED STOCK OWNERSHIP PLAN

                               AND TRUST AGREEMENT

         WHEREAS, United Parcel Service of America, Inc. and certain of its affiliated companies established the UPS Qualified Stock Ownership Plan and Trust ("Plan") effective as of January 1, 1998 to provide their eligible employees with a matching contribution invested in the common stock of UPS ("UPS Stock") and to permit eligible employees to transfer amounts from the UPS Savings Plan to the Plan for the purpose of investing in UPS Stock; and

         WHEREAS, it is desired to amend the Plan to (1) limit Eligible Compensation for purposes of the SavingsPLUS contribution for those Participants who become eligible for the Plan mid-year after participating in another Affiliate plan that provides a match on compensation earned in that year, (2) change the SavingsPLUS contribution formula for ConnectShip, Inc. to 100% of the first 3% of Eligible Compensation and (3) add Code ss. 401(a)(9) model amendment provisions in Appendix 8.4;

         NOW THEREFORE, pursuant to the authority vested in the Board by Section
12.1 of the Plan, the Plan is hereby amended as follows:

1. Section 1.20, Eligible Compensation, is hereby amended, effective January 1, 2004, to (1) remove the word "and" from the end of paragraph (j) and the period following paragraph (k) and (2) add the following language immediately following paragraph (k):

         ; and

         (l) with respect to an individual who was covered under another qualified plan of an Affiliate that provides a matching contribution (other than a Merged Plan) and who becomes a Participant in the Plan during a Plan Year, compensation paid in such Plan Year prior to the Entry Date such individual becomes a Participant.

2. Appendix 4.1(a)(1)(C) is hereby amended, effective as of January 1, 2004, to add ConnectShip, Inc. to such Appendix.

3. Section 8.4, Required Beginning Date, is hereby amended, effective January 1, 2003, to add the following paragraph at the end thereof:

         Effective January 1, 2003, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with Appendix 8.4 to the Plan and the regulations under Section 401(a)(9) that were published in the Federal Register on April 17, 2002.

4.       The Plan is hereby amended effective January 1, 2003 to add Appendix
8.4 as follows:


                       UPS QUALIFIED STOCK OWNERSHIP PLAN

                                  APPENDIX 8.4

                        MINIMUM DISTRIBUTION REQUIREMENTS

         Section 1.  General Rules

         1.1. Effective Date. The provisions of this Appendix 8.4 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

         1.2. Precedence. The requirements of this Appendix 8.4 will take precedence over any inconsistent provisions of the Plan. However, the only benefit payment options available from the Plan are contained in
         Article VIII of the Plan. This Appendix 8.4 does not provide any benefit payment option that is not provided in such Article.

         1.3. Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix 8.4 will be determined and made in accordance with the Treasury regulations under Code ss. 401(a)(9).

         Section 2.  Time and Manner of Distribution.

         2.1. Required Beginning Date. The Participant's entire interest will be distributed to the Participant no later than the Participant's Required Beginning Date.

         2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed no later than as follows:

         (a) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

         (b) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then, except as provided in the adoption agreement. If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving spouse were the Participant.

         For purposes of this section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the Participant's required beginning date. If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence. Section 2.2 and section 4, distributions are considered to begin on the Participant's Required Beginning Date.

         2.3. Forms of Distribution. Unless the Participant's interest is distributed in a single sum on or before the Required Beginning Date, as of the first distribution calendar year all benefit payments from the Plan will be made in accordance with sections 3 and 4 of this Appendix 8.4. If the Participant's interest is distributed in a benefit payment option other than a single sum, such payments will be made in accordance with the requirements of Code ss. 401(a)(9) and the Treasury regulations thereunder.

         Section 3.  Required Minimum Distributions During Participant's
         Lifetime.

         3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

         (a) the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury regulation 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

         (b) if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Treasury regulation 1.401(a)(9)-9, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

         3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

         Section 4.  Required Minimum Distributions After Participant's Death.

         4.1.     Death On or After Date Distributions Begin.

         (a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

         (1) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

         (2) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

         (3) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the designated Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

         (b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the

         Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

         4.2.     Death Before Date Distributions Begin.

         (a) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in section 4.1.

         (b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2(a), this section 4.2 will apply as if the surviving spouse were the Participant.

         Section 5. Definitions. The following terms have the following meanings for purposes of this Appendix 8.4.

         5.1. Designated Beneficiary. The individual who is designated as the Beneficiary under Section 8.5 of the Plan and is the designated Beneficiary under Codess. 401(a)(9) and Treasury Regulation 1.401(a)(9)-4, Q&A-1.

         5.2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2 of this Appendix 8.4. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

         5.3. Life expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation 1.401(a)(9)-9.

         5.4. Participant's Account balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

         5.5 Required Beginning Date. The date specified in Section 8.4 of the Plan.

         IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action by its Board of Directors dated December 23, 2003, has caused this Amendment No. 9 to be adopted.


ATTEST:                                                UNITED PARCEL SERVICE OF
                                                       AMERICA, INC.

/s/ Joseph R. Moderow                                  /s/ Michael L. Eskew
----------------------------                           ------------------------
Joseph R. Moderow                                      Michael L. Eskew
Secretary                                              Chairman